Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of the Common Shares of Greenfire Resources Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 14, 2024

Waterous Energy Fund Management Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	President

Waterous Energy Fund III (Canadian) LP, by its general partner, WEF III GP (Canadian) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

Waterous Energy Fund III (US) LP, by its general partner, WEF III GP (US) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

Waterous Energy Fund III (International) LP, by its general partner, WEF III GP (International) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

Waterous Energy Fund III (Canadian FI) LP, by its general partner, WEF III GP (Canadian FI) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

Waterous Energy Fund III (International FI) LP., by its general partner, WEF III GP (International FI) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

WEF III GP (Canadian) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

WEF III GP (US) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

WEF III GP (International) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

WEF III GP (Canadian FI) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner

WEF III GP (International FI) Corp.

By:	/s/ Adam Waterous
Name:	Adam Waterous
Title:	CEO and Managing Partner